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Exhibit 21.1



                   LIST OF ALL SUBSIDIARIES OF THE REGISTRANT
                              AS AT APRIL 30, 1996


NAME (AND D/B/A NAME, IF ANY,) OF SUBSIDIARY      JURISDICTION OF INCORPORATION
- --------------------------------------------      -----------------------------
Rich Coast Resources, Inc. (d/b/a Waste                    Michigan
     Reduction Systems, Inc.)